UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April  3, 2014

Echo Therapeutics, Inc.

 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2014, the Company and Mr. Doman entered into an amendment to the Consulting Agreement between the Company and Mr. Doman dated August 26, 2013, as amended by the First Amendment to the Consulting Agreement entered into as of October 3, 2013 and the Second Amendment to the Consulting Agreement entered into as of December 26, 2013, pursuant to which Mr. Doman serves as the Company’s Executive Chairman and Interim Chief Executive Officer (the “Amendment”).  The Amendment, which is effective as of March 26, 2014, extends the term of the Consulting Agreement to June 30, 2014.  Either party may terminate the Consulting Agreement upon ten (10) days’ prior written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: April 7, 2014	By: /s/ Robert F. Doman
Robert F. Doman
Executive Chairman and Interim Chief Executive Officer